Exhibit 10.1

ANALYSTS INTERNATIONAL CORPORATION

CHANGE IN CONTROL SEVERANCE PAY PLAN

As Adopted by the Board of Directors on February 22, 2011
to be effective as of March 1, 2011

ANALYSTS INTERNATIONAL CORPORATION

CHANGE IN CONTROL SEVERANCE PAY PLAN

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5.2.	Amendment and Termination	10
5.3.	Benefit Claims	11
5.4.	Code Section 409A	11
5.5.	Disputes	12

ARTICLE 6 Miscellaneous		12
6.1.	Successors	12
6.2.	Binding Plan	13
6.3.	Validity	13
6.4.	No Mitigation	13
6.5.	No Set-Off	13
6.6.	Taxes	13
6.7.	Notices	13
6.8.	Effect of Plan Benefits on Other Severance Plans	13
6.9.	No Employment or Service Contract	14
6.10.	Survival	14
6.11.	Effect on Other Plans	14
6.12.	Prohibition of Alienation	14
6.13.	Effective Date	14

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ANALYSTS INTERNATIONAL CORPORATION

CHANGE IN CONTROL SEVERANCE PAY PLAN

ARTICLE 1
INTRODUCTION

1.1.         Plan Name.

The name of the Plan is the “Analysts International Corporation Change in Control Severance Pay Plan.”

1.2.         Plan Type.

The Plan is an unfunded plan maintained by the Company primarily for the purpose of providing benefits for a select group of management or highly compensated employees and, as such, is intended to be exempt from the provisions of Parts 2, 3 and 4 of Subtitle B of Title I of ERISA, to the extent such provisions would otherwise be applicable, by operation of Sections 201(2), 301(a)(3) and 401(a)(1) thereof, respectively.  The Plan is also intended to be unfunded for tax purposes.  The Plan shall be construed in a manner that gives effect to such intent.

1.3.         Plan Purpose.

The purpose of the Plan is to provide benefits to Qualified Employees whose employment is terminated in connection with a Change in Control.

ARTICLE 2
DEFINITIONS, CONSTRUCTION AND INTERPRETATIONS

The definitions and rules of construction and interpretation set forth in this Article 2 apply in construing the Plan unless the context otherwise indicates.

2.1.         Affiliate.

An “Affiliate” is:

(a)                                  any corporation at least a majority of whose outstanding securities ordinarily having the right to vote at elections of directors is owned directly or indirectly by the Company; or

(b)                                 any other form of business entity in which the Company, by virtue of a direct or indirect ownership interest, has the right to elect a majority of the members of such entity’s governing body.

2.2.         Base Pay.

The “Base Pay” of a Participant is his or her annual base salary from the Company at the rate in effect immediately prior to the Change in Control or at the time Notice of Termination is given, whichever is greater.  Base Pay includes only regular cash salary and is determined before any reduction for deferrals pursuant to any nonqualified deferred compensation plan or arrangement, qualified cash or deferred arrangement or cafeteria plan or deduction of any kind.

2.3.         Benefit Plan.

A “Benefit Plan” is any:

(a)                                  employee benefit plan as defined in ERISA Section 3(3),

(b)                                 cafeteria plan described in Code Section 125,

(c)                                  plan, policy or practice providing for paid vacation, other paid time off or short- or long-term profit sharing, bonus or incentive payments or perquisites, or

(d)                                 stock option, stock purchase, restricted stock, phantom stock, stock appreciation right or other equity-based compensation plan with respect to the securities of any Affiliate that is sponsored, maintained or contributed to by the Company for the benefit of employees (and/or their families and dependents) generally or a Participant (and/or a Participant’s family and dependents) in particular.

2.4.         Board.

The “Board” is the board of directors of the Company duly qualified and acting at the time in question.  On and after the date of a Change in Control, any duty of the Board in connection with the Plan is non-delegable and any attempt by the Board to delegate any such duty shall be ineffective.

2.5.         Cause.

(a)                                  Subject to Subsection (b), “Cause” with respect to a particular Participant is any of the following:

(i)                                     the Participant’s gross misconduct that is materially and demonstrably injurious to the Company;

(ii)                                  the Participant’s willful and continued failure to perform substantially his or her duties with the Company (other than any such failure (a) resulting from the Participant’s incapacity due to bodily injury or physical or mental illness or (b) relating to changes in the Participant’s duties after a Change in Control that constitute Good Reason) after a demand for substantial performance is delivered to the Participant by the Chair of the Board which specifically identifies the manner in which the Board believes that the Participant has not substantially performed his or her duties and provides for a reasonable period of time within which the Participant may take corrective measures; or

(iii)                               the Participant’s indictment, charge or conviction (including a plea of nolo contendere) of willfully engaging in illegal conduct constituting a felony or gross misdemeanor under federal or state law which is materially and demonstrably injurious to the Company or which impairs the Participant’s ability to perform substantially his or her duties with the Company.

(b)                                 An act or failure to act will be considered “gross” or “willful” for this purpose only if done, or omitted to be done, by the Participant in bad faith and without reasonable belief that it was in, or not opposed to, the best interests of the Company.  Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board (or a committee thereof) or based upon the advice of counsel for the Company will be conclusively presumed to be taken or not taken by the Participant in good faith and in the best interests of the Company.  In addition, the Participant’s attention to matters not directly related to the business of the Company will not provide a basis for termination for Cause so long as the Board did not expressly disapprove in writing to the Participant’s engagement in such activities either before or within a reasonable time after the Board knew or reasonably should have known that the Participant engaged in the activities.

2.6.         Change in Control.

“Change of Control” shall mean any one or more of the following events occurring on or after February 22, 2011:

(a)           The purchase or other acquisition by any one person, or more than one person acting as a group, of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total combined value or total combined voting power of all classes of stock issued by the Company; provided, however, that if any one person or more than one person acting as a group is considered to own more than 50% of the total combined value or total combined voting power of such stock, the acquisition of additional stock by the same person or persons shall not be considered a Change of Control;

(b)           A merger or consolidation to which the Company is a party if the individuals and entities who were shareholders of the Company immediately prior to the effective date of such merger or consolidation have, immediately following the effective date of such merger or consolidation, beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of less than fifty percent (50%) of the total combined voting power of all classes of securities issued by the surviving entity for the election of directors of the surviving corporation;

(c)           Any one person, or more than one person acting as a group, acquires  or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons, direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of stock of the Company constituting more than fifty-percent (50%) of the total combined voting power of all classes of stock issued by the Company;

(d)           The purchase or other acquisition by any one person, or more than one person acting as a group, of substantially all of the total gross value of the assets of the Company during the twelve-month period ending on the date of the most recent purchase or other acquisition by such person or persons.  For purposes of this Section 2.6(d), “gross value” means the value of the assets of the Company or the value of the assets being disposed of, as the case may be, determined without regard to any liabilities associated with such assets;

(e)           A change in the composition of the Board of the Company at any time during any consecutive twelve (12) month period such that the “Continuity Directors” cease for any reason to constitute at least a majority of the Board.  For purposes of this event, “Continuity Directors” means those members of the Board who either:

(1)           were directors at the beginning of such consecutive twelve (12) month period; or

(2)           were elected by, or on the nomination or recommendation of, at least a majority of the then-existing Board of Directors.

In all cases, to the extent required for compliance with Code Section 409A, the determination of whether a Change of Control has occurred shall be made in accordance with Code Section 409A and the regulations, notices and other guidance of general applicability issued thereunder.

2.7.         Code.

The “Code” is the Internal Revenue Code of 1986, as amended.  Any reference to a specific provision of the Code includes a reference to such provision as it may be amended from time to time and to any successor provision.

2.8.         Company.

The “Company” is Analysts International Corporation, any Successor and any Affiliate.

2.9.         Committee.

The “Committee” is the Compensation Committee of the Board, duly constituted, qualified and acting at the time in question.

2.10.       Continuity Directors.

The term “Continuity Directors” is defined in Section 2.6(e) hereof.

2.11.       Date of Termination.

The “Date of Termination” with respect to a Participant following a Change in Control (or prior to a Change in Control if the Participant’s termination was either a condition of the Change in Control or was at the request or insistence of any Person related to the Change in Control) means:

(a)                                  if the Participant’s employment is to be terminated by the Participant for Good Reason, the date specified in the Notice of Termination which in no event may be a date more than 15 days after the date on which Notice of Termination is given unless the Company expressly agrees in writing to a later date;

(b)                                 if the Participant’s employment is to be terminated by the Company for Cause, the date specified in the Notice of Termination;

(c)                                  if the Participant’s employment is terminated by reason of his or her death, the date of his or her death; or

(d)                                 if the Participant’s employment is to be terminated by the Company for any reason other than Cause or his or her death, the date specified in the Notice of Termination, which in no event may be a date earlier than 15 days after the date on which a Notice of Termination is given, unless the Participant expressly agrees in writing to an earlier date.

If the Company terminates a Participant’s employment for Cause following a Change in Control (or prior to a Change in Control if the Participant’s termination was either a condition of the Change in Control or was at the request or insistence of any Person related to the Change in Control) and the Participant has not previously expressly agreed in writing to the termination, then within the 30-day period after the Participant’s receipt of the Notice of Termination, the Participant may notify the Company that a dispute exists concerning the termination, in which event the Date of Termination will be the date set either by mutual written agreement of the parties or by the arbitrators or a court in a proceeding as provided in Section 5.4.  During the pendency of any such dispute, the Participant will continue to make himself or herself available to provide services to the Company and the Company will continue to pay the Participant his or her full compensation and benefits in effect immediately prior to the date on which the Notice of Termination is given (without regard to any changes to such compensation or benefits which constitute Good Reason) and until the dispute is resolved in accordance with Section 5.5.  The Participant will be entitled to retain the full amount of any such compensation and benefits without regard to the resolution of the dispute unless the arbitrators or judge decide(s) that the Participant’s claim of a dispute was frivolous or advanced by the Participant in bad faith.

2.12.       Eligible Participant.

An “Eligible Participant” is a Participant who has become eligible to receive benefits pursuant to Section 3.3.

2.13.       ERISA.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended.  Any reference to a specific provision of ERISA includes a reference to such provision as it may be amended from time to time and to any successor provision.

2.14.       Exchange Act.

The “Exchange Act” is the Securities Exchange Act of 1934, as amended.  Any reference to a specific provision of the Exchange Act or to any rule or regulation thereunder includes a reference to such provision as it may be amended from time to time and to any successor provision.

2.15.       Good Reason.

(a)                                  Subject to Subsection (b), “Good Reason” with respect to a Participant is any of the following:

(i)                                     a change in the Participant’s title(s), status, position(s), authority, duties or responsibilities as an executive of the Company as in effect immediately prior to the Change in Control which, in the Participant’s reasonable judgment, is material and adverse (other than, if applicable, any such change directly attributable to the fact that the Company is no longer publicly owned); provided, however, that Good Reason does not include a change in a Participant’s title(s), status, position(s), authority, duties or responsibilities that is remedied by the Company promptly after receipt of notice of such change is given by the Participant;

(ii)                                  a material reduction by the Company in the Participant’s Base Pay, or an adverse change in the form or timing of the payment thereof, as in effect immediately prior to the Change in Control or as thereafter increased;

(iii)                             the failure by the Company to cover the Participant under Benefit Plans that, in the aggregate, provide substantially similar benefits to the Participant and/or his or her family and dependents at a substantially similar total cost to the Participant (e.g., premiums, deductibles, co-pays, out of pocket maximums, required contributions, taxes and the like) relative to the benefits and total costs under the Benefit Plans in which the Participant (and/or his or her family or dependents) is participating at any time during the 90-day period immediately preceding the Change in Control;

(iv)                              the Company’s requiring a Participant to be based more than 50 miles from where his or her office is located immediately prior to the Change in Control, except for required travel on the Company’s business, and then only to the extent substantially consistent with the business travel obligations which the Participant undertook on behalf of the Company during the 90-day period ending on the date of the Change in Control (without regard to travel related to or in anticipation of the Change in Control);

(v)                                 the failure of the Company to obtain from any Successor the assent to this Plan contemplated by Section 6.1;

(vi)                              any purported termination by the Company of a Participant’s employment which is not properly effected pursuant to a Notice of Termination and pursuant to any other requirements of this Plan, and for purposes of this Plan, no such purported termination will be effective; or

(vii)                           any refusal by the Company to continue to allow a Participant to attend to matters or engage in activities not directly related to the business of the Company which, at any time prior to the Change in Control, the Participant was not expressly prohibited by the Company from attending to or engaging in.

(b)                                 A Participant’s continued employment does not constitute consent to, or waiver of any rights arising in connection with, any circumstance constituting Good Reason.  Termination by a Participant of his or her employment for Good Reason as defined in this section will constitute Good Reason for all purposes of this Plan, notwithstanding that the Participant may also thereby be deemed to have “retired” under any applicable benefit plan, policy or practice of the Company.

2.16.       Governing Law.

To the extent that state law is not preempted by provisions of ERISA or any other laws of the United States, all questions pertaining to the construction, validity, effect and enforcement of this Plan will be determined in accordance with the internal, substantive laws of the State of Minnesota, without regard to the conflict of laws principles of the State of Minnesota or of any other jurisdiction.

2.17.       Headings.

The headings of articles and sections are included solely for convenience.  If there is a conflict between the headings and the text of the Plan, the text will control.

2.18.       Notice of Termination.

A “Notice of Termination” is a written notice given on or after the date of a Change in Control (unless the termination before the date of the Change in Control was either a condition of the Change in Control or was at the request or insistence of any Person related to the Change in Control in which case the written notice may be given before the date of the Change in Control) which indicates the specific termination provision in this Plan pursuant to which the notice is given.  Any purported termination by the Company or by a Participant for Good Reason on or after the date of a Change in Control (or before the date of the Change in Control if the termination was either a condition of the Change in Control or was at the request or insistence of any Person related to the Change in Control) must be communicated by written Notice of Termination to be effective; provided, that a Participant’s failure to provide Notice of Termination will not limit any of his or her rights under the Plan except to the extent the Company demonstrates that it suffered material actual damages by reason of such failure.

2.19.       Number and Gender.

Wherever appropriate, the singular number may be read as the plural, the plural number may be read as the singular and a reference to one gender may be read as a reference to the other.

2.20.       Participant.

A “Participant” is a Qualified Employee who is participating in the Plan pursuant to Article 3.

2.21.       Plan.

The “Plan” is that set forth in this instrument as it may be amended from time to time.

2.22.       Person.

A “Person” includes any individual, corporation, partnership, group, association or other “person,” as such term is used in Section 13(d) or Section 14(d) of the Exchange Act, other than the Company, any Affiliate or any benefit plan sponsored by the Company or an Affiliate.

2.23.       Qualified Employee.

(a)                                  A “Qualified Employee” is an individual who (i) is either (1) employed by the Company as an officer of the Company in the position of Senior Vice President or above and whose employment has been approved by the Board or the Committee, or (2) employed by the Company as a management or highly compensated employee, as determined by the Board or the Committee, and selected as a Qualified Employee by the Board or the Committee, and (ii) is not a party to a separate written agreement with the Company which by its express terms specifically provides that the individual is not eligible to participate in the Plan.

(b)                                 An individual who, during the 90-day period ending on the date of a Change in Control, ceases to be an executive officer of the Company elected by the Board, will nevertheless remain a Qualified Employee until his or her Date of Termination.

(c)                                  In the case of an individual who is selected as a Qualified Employee pursuant to Subsection (a)(i)(2), the Board or the Committee may at any time prior to a Change in Control, but not thereafter, determine that the individual is no longer a Qualified

Employee but as to that individual, the Board’s (or the Committee’s) determination will be deemed to be an amendment to the Plan subject to the provisions of Section 5.2(a).

(d)                                 Notwithstanding anything to the contrary in this Plan, an individual cannot be a “Qualified Employee” if that person is party to an agreement with the Company that provides severance benefits to the individual in the event of a Change in Control.

2.24.       Successor.

A “Successor” is any Person that succeeds to, or has the practical ability to control (either immediately or solely with the passage of time), the Company’s business directly, by merger, consolidation or other form of business combination, or indirectly, by purchase of the Company’s outstanding securities ordinarily having the right to vote at the election of directors, all or substantially all of its assets or otherwise.

ARTICLE 3
PARTICIPATION AND ELIGIBILITY FOR BENEFITS

3.1.         Commencement of Participation.

(a)                                  An individual who is employed by the Company as an executive officer of the Company elected by the Board will commence participation in the Plan on the first day on which he or she performs services for the Company as an executive officer of the Company elected by the Board.

(b)                                 An individual who is selected by the Board or the Committee as a Qualified Employee pursuant to Section 2.23(a)(i)(2) will commence participation in the Plan as of the date specified by the Board or the Committee in a notice to the individual regarding his or her selection.

(c)                                  Notwithstanding any other provision of the Plan to the contrary, no individual will commence participation in the Plan on or after the date of a Change in Control.

3.2.         Ceasing to be a Qualified Employee.

(a)                                  A Participant who ceases for any reason to be a Qualified Employee will, except with respect to any current or future benefit to which he or she is then entitled, thereupon cease his or her participation in the Plan.

(b)                                 Notwithstanding any other provision of the Plan to the contrary, a Participant will cease to be a Qualified Employee if, prior to the date of a Change in Control:  (i) an Affiliate is sold, merged, transferred or in any other manner or for any other reason ceases to be an Affiliate or all or any portion of the business or assets of an Affiliate are sold, transferred or otherwise disposed of and no Change in Control occurs in connection therewith; (ii) the Participant’s primary employment duties are with the Affiliate at the time of the occurrence of such event; and (iii) such Participant does not, in conjunction therewith, transfer employment directly to the Company or another Affiliate as a Qualified Employee.

3.3.         Eligibility for Benefits.

(a)                                  A Participant will become eligible for the benefits provided in Article 4 if and only if (i) (1) the Company terminates his or her employment for any reason other than his or her death or Cause or (2) the Participant terminates employment with the Company for Good Reason and (ii) the termination occurs within the period beginning on the date of a Change in Control and ending on the last day of the twelfth month that begins after the month in which the Change in Control occurs or prior to a Change in Control if the termination was either a condition of the Change in Control or at the request or insistence of a Person related to the Change in Control.

(b)                                 If, on or after the date of a Change in Control, an Affiliate is sold, merged, transferred or in any other manner or for any other reason ceases to be an Affiliate or all or any portion of the business or assets of an Affiliate is or are sold, transferred or otherwise disposed of and the acquiror is not the Company or an Affiliate (a “Disposition”), any individual who was a Qualified Employee immediately prior to the Disposition and who remains or becomes employed by the acquiror or any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the acquiror (an “Acquiror Affiliate”) in connection with the Disposition will be deemed to have terminated employment on the effective date of the Disposition for purposes of Subsection (a) unless (i) the acquiror and the Acquiror Affiliates jointly and severally expressly assume and agree, in a manner that is enforceable by the individual, to perform the obligations of this Plan to the same extent that the Company would be required to perform if the Disposition had not occurred and (ii) the Successor guarantees, in a manner that is enforceable by the individual, payment and performance by the acquiror.

3.4.         Limitation on Change of Control Payments.

(a)                                  The Eligible Participant shall not be entitled to receive any Change of Control Payment, as defined below, which would constitute an “excess parachute payment” for purposes of Code Section 280G, or any successor provision, and the regulations thereunder.  In the event any Change of Control Payment payable to the Eligible Participant would constitute an “excess parachute payment,” the Eligible Participant shall have the right to designate those Change of Control Payments which would be reduced or eliminated so that the Eligible Participant will not receive an “excess parachute payment;” provided, however, that Change of Control Payments that do not constitute deferred compensation under Code Section 409A will be reduced or eliminated prior to any Change of Control Payments that constitute deferred compensation under Code Section 409A.

(b)                                 For purposes of this Section 3.4(b), a “Change of Control Payment” shall mean any payment, benefit or transfer of property in the nature of compensation paid to or for the benefit of the Eligible Participant under any arrangement which is considered contingent on a Change of Control for purposes of Code Section 280G, including, without limitation, any and all of the Company’s salary, bonus, incentive, restricted stock, stock option, equity-based compensation or benefit plans, programs or other arrangements, and shall include benefits payable under this Agreement.

ARTICLE 4
BENEFITS

4.1.         Compensation and Benefits Before Date of Termination.

During the period beginning on the date a Participant or the Company, as the case may be, receives Notice of Termination and ending on the Date of Termination, the Company will continue to pay the Participant his or her Base Pay and cause his or her continued participation in all Benefit Plans in accordance with the terms of such Benefit Plans.

4.2.         Cash Payment.

The Company will make a cash payment to an Eligible Participant in an amount equal to one times (1x) the Eligible Participant’s Base Pay, in a single lump sum within ten days after the Eligible Participant’s Date of Termination or, if later, within ten days following the date of the Change in Control.

4.3.         Termination of Non-Competition Agreements.

After the termination of an Eligible Participant’s employment with the Company in connection with a Change in Control, all non-competition agreements (or non-competition provisions within other agreements) restricting the activities of the Eligible Participant shall be null and void and of no further force and effect.

4.4.         Indemnification.

Following a Change in Control, the Company will indemnify and advance expenses to an Eligible Participant to the full extent permitted by law for damages, costs and expenses (including, without limitation, judgments, fines, penalties, settlements and reasonable fees and expenses of the Participant’s counsel) incurred in connection with all matters, events and transactions relating to such Eligible Participant’s service to or status with the Company or any other corporation, employee benefit plan or other entity with whom the Eligible Participant served at the request of the Company.

ARTICLE 5
ADMINISTRATION AND ENFORCEMENT OF RIGHTS

5.1.         Plan Administration.

The Board has the power and authority to construe, interpret and administer the Plan.  Prior to the date of a Change in Control, the Board may delegate such power and authority to any committee or individual (including but not limited to the Committee) but such delegation will automatically cease to be effective on the date of a Change in Control.  Prior to (but not after) the date of a Change in Control, the power and authority of the Board and any individual or committee to whom such power and authority is in whole or in part delegated is discretionary as to all matters.

5.2.         Amendment and Termination.

(a)                                  Prior to the date of a Change in Control, the Board may amend the Plan from time to time in such respects as the Board may deem advisable; provided, that if a Change in Control occurs prior to the date on which the amendment would otherwise be effective, the amendment automatically will be null and void.  On and after the date of a Change in Control, the Plan may be amended only if each Participant and Eligible Participant is provided with written notice of the amendment (which must include a complete and accurate description of the amendment and its intended and potential impact on Participants and Eligible Participants and a copy of the proposed amendment) at least 90 days before the adoption of the amendment and the amendment is approved by the affirmative vote of not less than 80 percent of all Participants and Eligible Participants.

(b)                                 The Board may terminate the Plan at any time; provided, that the Plan cannot be terminated, and no termination will become effective, within the period beginning on the date of a Change in Control and ending on the last day of the thirty-sixth month that begins after the month in which the Change in Control occurs.

(c)                                  Any amendment or termination of the Plan must be set forth in a written instrument approved by the Board and signed by at least two officers of the Company.

5.3.         Benefit Claims.

A person whose employment relationship with the Company has terminated and who has not been awarded benefits under the Plan or who objects to the amount of the benefits so awarded may file a written request for benefits with the Board.  The Board will review such request and will notify the claimant of its decision within 60 days after such request is filed.  If the Board denies the claim for benefits, the notice of the denial will contain:

(a)                                  the reason for the denial,

(b)                                 a reference to the provision of the Plan on which denial is based,

(c)                                  a description of any additional information or material necessary for the person to perfect his or her claim (and an explanation of why such information is material or necessary), and

(d)                                 an explanation of the Plan’s claim review procedure.

If the Board determines that a claimant is not eligible for benefits, or if the claimant believes that he or she is entitled to greater or different benefits, the claimant may file a petition for review with the Board within 60 days after the claimant receives the notice issued by the Board.  Within 60 days after the Board receives the petition, the Board will give the claimant (and his or her counsel, if any) an opportunity to present his or her position to the Board orally or in writing, and the claimant (or his or her counsel) will have the right to review the pertinent documents.  Within 60 days after the hearing (or the date of receipt of the petition if the claimant presents his or her position in writing) the Board will notify the claimant of its decision in writing, stating the decision and the specific provisions of the Plan on which the decision is based.

5.4.         Code Section 409A.

(a)                                  Notwithstanding any other provision of this Plan to the contrary, this Plan will satisfy the applicable requirements, if any, of Code Section 409A in a manner that will preclude the imposition of additional taxes and interest imposed under Code Section 409A.  The Plan will be amended (as determined by the Company in its discretion) to the extent necessary to comply with Code Section 409A, as amended from time to time, and the notices and other guidance of general applicability issued thereunder.

(b)                                 Further, if any of the payments described in this Agreement are subject to the requirements of Code Section 409A and the Company determines that the Eligible Participant is a “specified employee” as defined in Code Section 409A as of the date of the Eligible Participant’s Date of Termination (which will have the same meaning as “separation from service” as defined in Code Section 409A), all or a portion of such payments will not be paid or commence earlier than the first day of the seventh month following the date of the Eligible Participant’s Date of Termination, but only to the extent such delay is required for compliance with Code Section 409A and the notices and other guidance of general applicability issued thereunder.

5.5.         Disputes.

(a)                                  If a Participant so elects, any dispute, controversy or claim arising under or in connection with this Plan will be settled exclusively by binding arbitration in Minneapolis, Minnesota in accordance with the Employee Benefit Plan Claims Arbitration Rules of the American Arbitration Association, incorporated by referenced herein; provided, that a Participant may seek specific performance of his or her right to receive benefits until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with the Plan.  Judgment may be entered on the arbitrator’s award in any court having jurisdiction.  If any dispute, controversy or claim for damages arising under or in connection with this Plan is settled by arbitration, the Company will pay, or if elected by the Participant, reimburse, all fees, costs and expenses incurred by a Participant related to such arbitration unless the arbitrator decides that the claim was frivolous or advanced by the Participant in bad faith.

(b)                                 If a Participant does not elect arbitration, he or she may pursue all available legal remedies.  The Company will pay, or if elected by the Participant, reimburse each Participant for, all fees, costs and expenses incurred by such Participant in connection with any actual, threatened or contemplated litigation relating to this Plan to which the Participant is or reasonably expects to become a party, whether or not initiated by the Participant, if the Participant is successful in recovering any benefit under this Plan as a result of such action.

(c)                                  In any dispute or controversy with any Participant arising under or in connection with this Plan, the Company will not assert the Participant’s failure to exhaust administrative remedies.

ARTICLE 6
MISCELLANEOUS

6.1.         Successors.

The Company will require any Successor to expressly assume and agree to perform the obligations of this Plan in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.  Failure of the Company to obtain such assumption and agreement at least three business days prior to the time a Person becomes a Successor (or where the Company does not have at least three business days’ advance notice that a Person may become a Successor, within one business day after having notice that such Person may become or has become a Successor) will constitute Good Reason for termination of a Participant’s employment.  The date on which any such succession becomes effective will be deemed the Date of Termination and Notice of

Termination will be deemed to have been given on such date.  A Successor has no rights, authority or power with respect to the Plan prior to a Change in Control.

6.2.         Binding Plan.

This Plan is for the benefit of, and is enforceable by, each Participant, each Participant’s personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees, but a Participant may not otherwise assign any of his or her rights or delegate any of his or her obligations under this Plan.  If a Participant dies after becoming entitled to, but before receiving, any amounts payable under this Plan, all such amounts, unless otherwise provided in this Plan, will be paid in accordance with the terms of this Plan to such Participant’s devisee, legatee or other designee or, if there be no such designee, to such Participant’s estate.

6.3.         Validity.

The invalidity or unenforceability of any provision of the Plan does not affect the validity or enforceability of any other provision of the Plan, which will remain in full force and effect.

6.4.         No Mitigation.

No Eligible Participant will be required to mitigate the amount of any benefits the Company becomes obligated to provide in connection with this Plan by seeking other employment or otherwise and the benefits to be provided in connection with this Plan may not be reduced, offset or subject to recovery by the Company by any benefits an Eligible Participant may receive from other sources.

6.5.         No Set-Off.

The Company has no right to set-off benefits owed under this Plan against amounts owed or claimed to be owed by an Eligible Participant to the Company under this Plan or otherwise.

6.6.         Taxes.

All benefits to be provided to each Eligible Participant in connection with this Plan will be subject to required withholding of federal, state and local income, excise and employment-related taxes.

6.7.         Notices.

For the purposes of this Plan, notices and all other communications provided for in, or required under, this Plan must be in writing and will be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid and addressed to each Participant’s or the Company’s (as the case may be) respective address (provided that all notices to the Company must be directed to the attention of the chair of the Board).  For purposes of any such notice requirement, the Company will use the Participant’s most current address on file in the Company’s personnel records.  Any notice of a Participant’s change of address will be effective only upon receipt by the Company.

6.8.         Effect of Plan Benefits on Other Severance Plans.

A Participant who receives any payment under the terms of this Plan will not be eligible to receive benefits under any other severance pay plan sponsored or maintained by the Company.

6.9.         No Employment or Service Contract.

Nothing in this Plan is intended to provide any Participant with any right to continue in the employ of the Company for any period of specific duration or interfere with or otherwise restrict in any way Participants’ rights or the rights of the Company, which rights are hereby expressly reserved, to terminate a Participant’s employment at any time for any reason or no reason whatsoever, with or without cause.

6.10.       Survival.

The respective obligations of, and benefits afforded to, the Company and the Participants which by their express terms or clear intent survive termination of a Participant’s employment with the Company or termination of this Plan, as the case may be, will remain in full force and effect according to their terms notwithstanding the termination of a Participant’s employment with the Company or termination of this Plan, as the case may be.

6.11.       Effect on Other Plans.

Unless otherwise expressly provided therein, benefits paid or payable under the Plan will not be deemed to be salary or compensation for purposes of determining the benefits to which a Participant may be entitled under any other Benefit Plan sponsored, maintained or contributed to by the Company.

6.12.       Prohibition of Alienation.

No Participant will have the right to alienate, assign, encumber, hypothecate or pledge his or her interest in any benefit provided under the Plan, voluntarily or involuntarily, and any attempt to so dispose of any interest will be void.

6.13.       Effective Date.

The effective date of this Plan shall be March 1, 2011.

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AS ADOPTED BY THE BOARD OF DIRECTORS ON FEBRUARY 22, 2011

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